EXHIBIT 14

                        COURT OF COMMON PLEAS
                         CUYAHOGA COUNTY, OHIO



FIRST UNION REAL ESTATE       )        CASE NO. 347063
EQUITY AND MORTGAGE           )
INVESTMENTS,                  )        JUDGE TIMOTHY J. McGINTY
                              )
      Plaintiff,              )        NOTICE OF FILING
                              )        NOTICE OF REMOVAL
      v.                      )
                              )
GOTHAM PARTNERS, L.P.         )
                              )
      and                     )
                              )
GOTHAM PARTNERS II, L.P.,     )
                              )
      Defendants.             )


          Please take notice that on January 20, 1998, Defendants filed with the Clerk of the United States District Court for the Northern District of Ohio, Eastern Division, the attached Notice of Removal pursuant to 28 U.S.C. ss.ss. 1441 and 1446, thereby removing this action from the Court of Common Pleas, Cuyahoga County, Ohio to the United States District Court for the Northern District of Ohio.

                                            Respectfully submitted,


OF COUNSEL:                                 /s/ Michael J. Garvin
                                            ______________________________
                                            David C. Weiner (0013351)
HAHN LOESER & PARKS LLP                     Michael J. Garvin (0025394)

                                            3300 BP America Building
                                            200 Public Square
                                            Cleveland, Ohio  44114-2301
                                            (216) 621-0150


                                                     - and -



OF COUNSEL:
                                            /s/ Alexander R. Sussman
                                            _______________________________
FRIED, FRANK, HARRIS, SHRIVER               Alexander R. Sussman(FN1)
  & JACOBSON
                                            25th Floor
                                            One New York Plaza
                                            New York, New York 10004-1980
                                            (212) 859-8000

                                            Attorneys for Defendants


[FN]
1.  Application to appear pro hac vice being submitted.



                        CERTIFICATE OF SERVICE
                        ----------------------

          A copy of the foregoing was sent by messenger to Frances Floriano Goins, Squire, Sanders & Dempsey L.L.P., 4900 Key Tower, 127 Public Square, Cleveland, Ohio 44114-1304, attorneys for plaintiff, this 20th day of January, 1998.

                                      /s/ Michael J. Garvin
                                      ___________________________________
                                      One of the attorneys for Defendants